EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR REPAYMENT. AS A RESULT, FOLLOWING ANY REDEMPTION OR REPAYMENT OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

SENIOR SECURED NOTE DUE 2008

OF

TATONKA OIL AND GAS COMPANY, INC.

Note No.: 1	Original Principal Amount: $200,000.00
Issuance Date: October 5, 2007

     FOR VALUE RECEIVED, TATONKA OIL AND GAS COMPANY, INC. (the “Company”) hereby promises to pay to or upon the order of Energy Capital Solutions, L.P. or its registered assigns or successors-in-interest (the “Holder”) the principal sum of Two Hundred Thousand Dollars ($200,000.00), together with all accrued but unpaid interest thereon, if any, on the Final Maturity Date. Interest on the unpaid principal balance hereof shall initially accrue at the rate of 15% per annum, subject to adjustment as set forth herein (the “Interest Rate”), from the date of original issuance hereof (the “Issuance Date”) until all amounts under this Note have been paid in full in cash. Interest on this Note shall accrue daily commencing on the Issuance Date, shall be compounded quarterly and shall be computed on the basis of a 365/366-day year and actual days elapsed and shall be payable in accordance with Section 2 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the outstanding

Principal Amount from and after the occurrence and during the continuance of an Event of Default, at the rate (the “Default Rate”) equal to two percent (2%) per annum above the then applicable Interest Rate. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to unpaid principal.

                All payments of principal of and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as specifically provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and such extension shall be taken into account in determining the amount of interest accrued on this Note.

                The indebtedness evidenced by this Note is senior to all other current and future indebtedness of the Company. Payment of the indebtedness evidenced by this Note is (i) secured by all of the properties and assets of the Company and Guarantor pursuant to that certain Security Agreement, dated as of October 5, 2007, by and between the Company, Guarantor and Energy Capital Solutions, L.P., as Collateral Agent for the Purchasers (the “Security Agreement”) and (ii) guaranteed by the Guarantor pursuant to that certain Guaranty, dated as of October 5, 2007, executed by Guarantor for the benefit of the Purchasers.

                The following terms and conditions shall apply to this Note:

Section 1. Definitions.

                (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

                (b) For purposes hereof the following terms shall have the meanings ascribed to them below:

                “Acceleration Date” shall have the meaning provided in Section 4(b).

                “Bankruptcy Event” means any of the following events: (a) the Company or any material subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any material subsidiary thereof; (b) there is commenced against the Company or any material subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any material subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any material subsidiary suffers any appointment of any trustee, custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any material subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any material subsidiary fails to pay, states that it is unable to pay, or is unable to pay, its debts (excluding those reasonably disputed in good faith by the Company in the case of failure to pay and for which it has reserves on its books and financial statements) generally as they become due; (g) the Company or any material subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any material subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                “Board of Directors” means the Company’s board of directors.

                 “Cash” or “cash” means at any time such coin or currency of the United States of America as shall at such time be legal tender for the payment of public and private debts.

                “Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger, amalgamation or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the persons who are holders of the voting stock of the Company immediately prior to such event cease to own more than 50% of the voting stock, or corresponding voting equity interests, of the surviving corporation or other entity immediately after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company’s Common Stock), (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) 50% or more of the voting power of the Company’s voting stock or corresponding voting securities, (iii) there is a replacement of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are either members of the Board of Directors on the date thereof or individuals approved by a majority of such members or (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

                “Event of Default” shall have the meaning provided in Section 4(a).

                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                “Final Maturity Date” means the later of (a) the Initial Maturity Date, or (b) the date that the Company elects to extend the term of this Note pursuant to, and in accordance with, the provisions of Section 2(d).

                “Force Majeure Event” means an event or circumstance that prevents the Company from performing its obligations under this Note or that prevents an act or event required hereunder from happening or occurring (including, without limitation, an act of God, war, insurrection, riot, nuclear disaster, labor strike or threat of violence, labor and material shortage, fire, explosion, flood, river freeze-up, breakdown or damage to wells, plant, equipment, or facilities (including a forced outage or an extension of a scheduled outage of equipment or facilities to make repairs to avoid breakdowns thereof or damage thereto), interruption to or slowdown in transportation, railcar shortage, barge shortage, embargo, order, or act of civil or military authority, law, regulation, or administrative ruling, or total or partial interruption of the Company’s operations which are due to any enforcement action or other administrative or judicial action arising from an environmental law or regulation), but in any case which is not within the reasonable control of, or the result of the negligence of, the Company, and which by the exercise of due diligence, the Company is unable to overcome or avoid or cause to be avoided or is unable in good faith to obtain a substitute acceptable to the Holder therefor.

                 “Guarantor” means Tatonka Oil and Gas, Inc., the parent corporation of the Company.

                “Initial Maturity Date” means the earlier of (i) the day that is the thirtieth (30th) day following the consummation of the sale of any equity or debt securities by the Company (other than the Securities contemplated by the Purchase Agreement) or (ii) one hundred twentieth (120th) day immediately following the Issuance Date.

                “Principal Amount” means at any time the sum of (i) the outstanding principal amount of this Note at such time, and (ii) any default payments owing at such time to the Holder under the Transaction Documents but not theretofore paid or added to the Principal Amount.

                “Purchase Agreement” means the Securities Purchase Agreement, dated as of October 5, 2007, by and among the Company, the Guarantor and the Purchasers named therein, pursuant to which this Note was originally issued.

                “QIB” means a qualified institutional buyer as defined in Rule 144A.

                “Rule 144A” means Rule 144A as promulgated by the SEC under the Securities Act or any successor thereto.

                “SEC” means the United States Securities and Exchange Commission.

                “Securities Act” means the Securities Act of 1933, as amended.

                Section 2. Payments of Principal and Interest; Extension Option.

                (a) Interest. The Company shall pay interest accruing on this Note (from the date hereof) on all outstanding Principal Amount of this Note at the Interest Rate, in cash, on the earlier of (i) the Final Maturity Date, or (ii) the date that the entire outstanding Principal Amount of this Note is prepaid pursuant to Section 2(c).

                (b) Principal. The entire outstanding Principal Amount of this Note, plus any and all default payments owing under the Transaction Documents but not previously paid, shall become due and payable on the Final Maturity Date.

                 (c) Prepayment. At any time following the Issuance Date, upon delivery of a written notice to the Holder, the Company shall be entitled to prepay in cash all or any portion of the outstanding Principal Amount of this Note, plus any accrued and unpaid interest thereon.

Notwithstanding the foregoing, the Company’s prepayment of this Note will not terminate or otherwise extinguish the Warrants.

                (d) Extension Option. Upon the terms and subject to the conditions of this Section 2(d), the Company shall have the right and option to extend the Initial Maturity Date for up to sixty (60) additional days, upon written notice delivered to the Holder no less than three (3) Business Days prior to the Initial Maturity Date; provided, however, if this Note is not paid in full in cash on the Initial Maturity Date, this extension will be deemed exercised. In consideration for any such extension, (i) the Holder shall be entitled to receive an additional Warrant to purchase 2% of the fully diluted Common Stock and (ii) the Interest Rate shall increase to 25% per annum from the date of such extension until all amounts owing under this Note and the other Transaction Documents have been paid in full in cash. Any such Warrant shall be in the form attached to the Purchase Agreement as Exhibit C, and shall be executed by the Company and delivered to the Holder on or prior to the first day of the extension period.

                Section 3. Cancellation and Notice.

                (a) Cancellation. After the entire Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full in cash, this Note shall automatically be deemed canceled and the Holder shall promptly surrender this Note to the Company at the Company’s principal executive offices; provided, however, that the failure to surrender this Note shall not delay or limit such cancellation.

                (b) Notice Procedures. Any and all notices or other communications or deliveries to be provided by the Holder under this Note, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in, or provided pursuant to, the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Pacific Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Pacific Time) or on a day that is not a Business Day or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

Section 4. Defaults and Remedies.

                (a) Events of Default. An “Event of Default” is: (i) a failure to pay any Principal Amount of this Note when due, whether at the Final Maturity Date or otherwise, (ii) a failure to pay any interest due on this Note on the date such payment is due, which failure continues for two Business Days (or ten Business Days if such failure results from a Force Majeure Event or if the Company can prove that funds were in fact wired from the Company’s account by the due date); (iii) failure by the Company for 20 days (or 90 days if such failure results from a Force Majeure Event) after written notice has been received by the Company from the Holder to comply with any material provision (other than as provided in the immediately preceding clauses (i) and (ii)) of this Note or any other Transaction Document (including, without limitation, the failure to redeem this Note upon the Holder’s request following a Change in Control Transaction); (iv) a material breach by the Company of its representations or warranties in this Note or in any other Transaction Document that continues for 10 days after written notice to the Company; (v) any default after any cure period under, or acceleration prior to maturity of, any note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $50,000, or for money borrowed the repayment of which is guaranteed by the Company for in excess of $50,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (vi) the Company being subject to any Bankruptcy Event; (vii) the creation of any security interest or lien purported to be created by the Security Agreement ceasing to be in full force and effect with respect to a material portion of the collateral thereunder or any such security interest or lien being asserted by the Company or any Subsidiary of the Company or the Guarantor not to be a valid, perfected, first priority (except as otherwise permitted by the Transaction Documents) security interest in or lien on the collateral covered thereby, and the failure of such security interest or lien to be restored to full force and effect within 10 days after notice to the Company; or (viii) any Transaction Document or any material provisions thereof at any time and for any reason being declared by a court of competent jurisdiction to be null and void, or the Company or any Subsidiary of the Company or the Guarantor shall repudiate or deny any portion of its liabilities or obligations thereunder.

                (b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of the then outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, to be due and payable immediately in cash, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become automatically due and payable without further action or notice, and the Holder may exercise all other rights and remedies set forth in the Transaction Documents and any other rights and remedies available at law or in equity. The date on which the Holder declares all of the then outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, to be due and payable immediately in cash, or the date on which this Note becomes automatically due and payable without further action or notice as a result of an Event of Default arising from any event described in clauses (v) and (vi) of Section 4(a), is referred to herein as the “Acceleration Date”. In the event of such acceleration, the amount due and owing to the Holder shall be 100% of the outstanding Principal Amount of this Note (plus all accrued and unpaid interest, if any). In any event the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within one Business Day after the Acceleration Date. The remedies under this Note shall be cumulative.

                (c) Additional Warrants. If the Notes are not paid in full in cash on or before the 180th day following the Issuance Date, the Holder shall be entitled to receive an additional Warrant to purchase 4% of the fully diluted Common Stock. Any such Warrant shall be in the form attached to the Purchase Agreement as Exhibit C and shall be executed by the Company and delivered to the Holder on or prior to the day immediately following the 180th day following the Issuance Date.

                Section 5. Certain Covenants; General.

                (a) Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the Securities Act within the limitations of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

                (b) Payment of Expenses. If there is an uncured Event of Default, the Company agrees to pay all charges and expenses, including reasonable attorneys’ fees and expenses, which may be incurred by the Holder in seeking to enforce its remedies in accordance with this Note.

                (c) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

                (d) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holder.

                (e) Assignment, Etc. The Holder may assign or transfer this Note, subject to compliance with applicable securities laws, without the consent of the Company. The Holder shall promptly notify the Company in writing of any such assignment or transfer. The Company may not assign its rights or obligations under this Note. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

                (f) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

                (g) Governing Law; Jurisdiction.

                (i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                (ii) Jurisdiction. The Company (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Texas and the courts of the State of Texas located in Dallas, Texas, for the purposes of any suit, action or proceeding arising out of or relating to this Note or the transactions contemplated hereby, and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5(g)(ii) shall affect or limit any right to serve process in any other manner permitted by law. The Company hereby agrees that if the Holder is the prevailing party in any suit, action or proceeding arising out of or relating to this Note, the Holder shall be entitled to reimbursement for legal fees from the Company.

                (iii) NO JURY TRIAL. The Company knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

                (h) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, without requirement for any surety bond, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

TATONKA OIL AND GAS COMPANY,
INC.

By:
Name:
Title:

ASSIGNMENT

     For value received ____________________ hereby sell(s), assign(s) and transfer(s) unto ____________________ (Please insert social security or other Taxpayer Identification Number of assignee:
____________________) the within Note, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer the said Note on the books of Tatonka Oil and Gas Company, Inc., a Colorado corporation (the “Company”), with full power of substitution in the premises.

     In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

[	]	To the Company or a subsidiary thereof; or
[	]	To a QIB pursuant to and in compliance with Rule 144A; or
[	]	To an “accredited investor” pursuant to and in compliance with the
Securities Act; or
[	]	Pursuant to and in compliance with Rule 144 under the Securities Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”).

[	]	The transferee is an Affiliate of the Company.

     Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:	NAME:

Signature(s)